EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion of our report dated December 13, 1999 on our audit of the financial statements of Eagle Wireless International, Inc. as of August 31, 1999 and 1998 included in the company's amended Annual Report on Form 10-KSB/A.



      /s/ MCMANUS & CO., P.C.
          McManus & Co., P.C.
      Certified Public Accountants
      Morris Plains, New Jersey